As filed with the Securities and Exchange Commission on March 30, 2022.
Registration No. 333-258223

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 2
to
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ironSource Ltd.
(Exact Name of Registrant as Specified in its Charter)
State of Israel	7374 (State or Other Jurisdiction of Incorporation or Organization) (Primary Standard Industrial Classification Code Number)	Not Applicable
ironSource Ltd.
121 Menachem Begin Street
Tel Aviv 6701203, Israel
+972-747990001
(I.R.S. Employer Identification No.)
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street,
18th Floor
New York, New York 10168
Tel: (800) 221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:
Joshua G. Kiernan Marc D. Jaffe Michael J. Rosenberg Latham & Watkins LLP 99 Bishopsgate London EC2M 3XF United Kingdom Tel: (+44) (20) 7710-1000	Ryan J. Maierson Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 Tel: (713) 546-5400	Dan Shamgar Shachar Hadar Talya Gerstler Jonathan M. Nathan Meitar | Law Offices 16 Abba Hillel Road Ramat Gan, 5250608, Israel Tel: +972 (3) 610-3100	Dalia Litay ironSource Ltd. 121 Menachem Begin Street Tel Aviv 6701203, Israel Tel: +972 (74) 799-0001

Approximate date of commencement of proposed sale to the public:
From time to time after the effectiveness of this registration statement.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company  ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
This filing constitutes a Post-Effective Amendment to the Registration Statement on Form F-1 (File No. 333-258223), which was initially declared effective on August 10, 2021. This Post-Effective Amendment shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended (the “Securities Act”), on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c) of the Securities Act, may determine.

Explanatory Note
This Post-Effective Amendment No. 2 to the Registration Statement on Form F-1 (File No. 333-258223), or the Registration Statement, of ironSource Ltd., or the Company, is being filed (i) pursuant to the undertakings in Item 9 of the Registration Statement to update the information contained in the Registration Statement, as originally declared effective by the Securities and Exchange Commission, or the SEC, on August 10, 2021, to incorporate by reference the Company’s audited consolidated financial statements as of December 31, 2021 and 2020 and for the years ended December 31, 2021, 2020 and 2019 and (ii) to update certain other information in the Registration Statement.
The information included in this filing updates the Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 2. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion. Dated March 30, 2022
PRELIMINARY
PROSPECTUS
ironSource Ltd.
72,661,102 CLASS A ORDINARY SHARES

This prospectus relates to the resale, from time to time, by the selling shareholders named herein (the “Selling Securityholders”), or their pledgees, donees, transferees, or other successors in interest, of up to 72,661,102 of our Class A ordinary shares, no par value per share, (the “Class A ordinary shares”) issued to certain of the Selling Securityholders, as described below.
We are registering the offer and sale of these securities to satisfy certain registration rights we have granted.
The Selling Securityholders may offer all or part of the securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. These securities are being registered to permit the Selling Securityholders to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Securityholders may sell these securities through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of ordinary shares offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act.
We are registering these securities for resale by the Selling Securityholders named in this prospectus, or their transferees, pledgees, donees or assignees or other successors-in-interest that receive any of the shares as a gift, distribution, or other non-sale related transfer.
The Selling Securityholders may offer and sell any of the securities from time to time at fixed prices, at market prices or at negotiated prices, and may engage a broker, dealer or underwriter to sell the securities. In connection with any sales of securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act. For additional information on the possible methods of sale that may be used by the Selling Securityholders, you should refer to the section entitled “Plan of Distribution” elsewhere in this prospectus. We do not know when or in what amounts the Selling Securityholders may offer the securities for sale. The Selling Securityholders may sell any, all or none of the securities offered by this prospectus. All of the ordinary shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts.
We will not receive any proceeds from the sale of any securities by the Selling Securityholders. We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section entitled “Plan of Distribution.”
Our Class A ordinary shares are listed on the New York Stock Exchange under the symbol “IS.” On March 29, 2022, the closing prices for our Class A ordinary shares on the New York Stock Exchange Stock Market LLC was $5.31 per share.
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.
We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company and a Foreign Private Issuer.”

See “Risk Factors” beginning on page 17 to read about factors you should consider before buying any of our Class A ordinary shares.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 15 of this prospectus and other risk factors contained in the documents incorporated by reference herein for a discussion of information that should be considered in connection with an investment in our securities.
Neither the Securities and Exchange Commission, the Israeli Securities Authority nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated           , 2022

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. Neither we nor the Selling Securityholders have authorized anyone else to provide you with different information. The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since that date.
Except as otherwise set forth in this prospectus, neither we nor the Selling Securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a Registration Statement on Form F-1 filed with the Securities and Exchange Commission, or the SEC. The Selling Securityholders named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus and the documents incorporated by reference herein include important information about us, the ordinary shares being issued by us, the securities being offered by the Selling Securityholders and other information you should know before investing. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. You should read this prospectus together with the additional information about us described in the section below entitled “Where You Can Find Additional Information; Incorporation of Information by Reference.” You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not, and the Selling Securityholders have not, authorized anyone to provide you with information different from that contained in, or incorporated by reference into, this prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus and information we have incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference. You should not assume that the information contained in, or incorporated by reference into, this prospectus is accurate as of any other date.
We and the Selling Securityholders may offer and sell the securities directly to purchasers, through agents selected by us and/or the Selling Securityholders, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of securities. See “Plan of Distribution.”

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PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before deciding to invest in our Class A ordinary shares. You should read the entire prospectus carefully, including the “Risk Factors,” and “Cautionary Note Regarding Forward-Looking Statements” sections and our audited consolidated financial statements and notes to those audited consolidated financial statements, incorporated by reference into this prospectus, before making an investment decision. Unless otherwise indicated, or the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” the “Company,” “ironSource” and similar terms refer to ironSource Ltd. and its consolidated subsidiaries. Revenue shown throughout this prospectus is revenue from continuing operations, unless otherwise stated.
Overview
ironSource is a leading business platform for the App Economy. Before founding ironSource, our founders built consumer web apps. While the apps they built resonated with users, they struggled to efficiently scale their user bases and grow revenue. In building tools to help solve those challenges, our founders identified a much larger opportunity and founded ironSource in 2010 with a clear mission: to help developers turn their apps into scalable, successful businesses.
In the years since our founding, mobile app creation has become easier, but app commercialization has become increasingly difficult. The ironSource platform is designed to enable any app or game developer to turn their app into a scalable, successful business by helping them to monetize and analyze their app, and grow and engage their users through multiple channels, including unique on-device distribution through partnerships with leading telecom operators and OEMs such as Boost, Orange, Vodafone and Samsung. Our solutions allow our customers to focus on what they do best—creating great apps and user experiences—while we provide the infrastructure for their business expansion in one of the largest and fastest growing markets today: the App Economy.
Mobile devices are now ubiquitous, with over 6.7 billion globally in 2020, and have become the de facto standard for communication and media consumption. In addition, apps have now become the primary means for user engagement in the mobile ecosystem. In 2020, 4.3 hours a day were spent consuming media on mobile devices by the average U.S. adult, with 88% of mobile internet time spent in apps, according to eMarketer. The number of available apps has also increased, making it progressively harder for apps to stand out from the crowd and succeed.
The abundance of apps and games in the mobile ecosystem, and the ease with which they can be created led to a significant opportunity for app developers and app-based businesses, but has also led to significant challenges. Business success is increasingly dependent on developers’ ability to differentiate their apps, reach the most relevant users, expand their audience cost-efficiently, and rapidly commercialize their businesses. These dynamics have created a need for a business platform capable of enabling app discovery, user growth, user engagement, and content monetization for game and app developers. We identified this need nearly a decade ago and built a global platform to serve app developers, and eventually telecom operators, who collectively act as the backbone of the App Economy.
Our platform consists of two solution suites: Sonic and Aura. Our Sonic solution suite supports developers and app-based businesses as they launch, monetize and scale their apps and games, by providing solutions for app discovery, user growth, content monetization, analytics and publishing. Our Aura solution suite allows telecom operators to enrich the device experience by creating new engagement touchpoints that deliver relevant content for their users across the entire lifecycle of the device, from first setup to in-life engagement. This in turn creates a unique on-device distribution channel for developers to promote their apps as a native part of the device experience. We believe the comprehensive nature of each solution suite, coupled with their combination into one platform, drives a unique competitive advantage in the market. As of December 31, 2021, we had over 5,500 customers around the world using our comprehensive set of solutions.
We are a market leader for each of our solution suites, highlighting the business-critical role we play for mobile game and app developers. The ironSource platform is used by 75% of the top 20 most downloaded games in the United States on the Apple App Store and 88% of the top 100 most downloaded games as of December 31, 2021. In addition, our Sonic publishing solution, which we launched in February 2020, has already been used to publish 45 games which have been downloaded 1.7 billion times as of December 31, 2021. In addition, 31 out of the 45 published games using our Supersonic solution were ranked in the top 10 most downloaded games on either the Apple App Store or Google Play Sore during 2020 or 2021, and one of Supersonic’s games—Bridge Race—was the most downloaded “hyper casual” game of 2021, according to App Annie. Finally, our Aura solution suite is used by some of the world’s leading telecom operators and OEMs, including Boost, Orange, Samsung and Vodafone, and has been integrated on over 1.1 billion devices globally since inception.
Several of our services provide core business infrastructure to our customers that is critical to their commercial operations. For example, an important product within our Sonic monetization solution is mediation, which offers a single point of access to advertiser demand from major advertising networks. Developers typically use only one mediation platform per app, and onboarding them through our mediation product creates a sticky relationship that then drives the use of incremental solutions. Based on data from AppAnnie, 30% of the top 20 mobile games by downloads globally on the Apple App Store and Google Play Store used our mediation product as of December 31, 2021. Similarly, a telecom operator can only integrate one device experience management solution at the system level onto any given device—this depth of integration creates a natural moat and barrier to replacement and effectively means Aura becomes the single solution for on-device user engagement and content and app recommendation.
Our customers range from large global enterprises to small and mid-sized businesses across the App Economy, including mobile game and app developers, app-based businesses, advertising networks, telecom operators and OEMs. We define a customer as an entity that generated revenue for us during a certain period of time. A single organization with multiple divisions, segments or subsidiaries is counted as a single customer, even though we may enter into commercial agreements with multiple parties within that organization.
The nature of our business model closely aligns our success with that of our customers. As a result, we build strong, long-standing partnerships with our customers and strive to expand their use of our solutions over time. As of December 31, 2021, we had a dollar-based net expansion rate of 154% across all customers over the trailing 12-month period and had a gross retention rate of 98% for our customers who generated over $100,000 revenue over the trailing 12-month period. As of December 31, 2021, we had 358 customers who generated over $100,000 revenue over the trailing 12-month period, collectively accounting for 95% of our revenue. Our solutions are designed to be used individually or in combination. We have seen that as customers benefit from using our platform, they increase their use of existing and additional solutions, which in turn, further accelerates their growth. By reinvesting revenue generated through our monetization solutions into user growth, many of our customers benefit from a growth cycle that enables accelerated user and revenue growth. For the year ended December 31, 2021, 71% of our Sonic customers who contributed over $100,000 of annual revenue used both our marketing and monetization solutions. Further, 17% of Sonic customers generating over $100,000 distributed their apps through on-device placements, benefiting from the inventory generated by our Aura solutions, and accounted for 23% of total 2021 revenue. The more solutions customers use, the more value they derive from our platform, and the more additional solutions they use in turn.

Our leadership position in the App Economy is enhanced by our scaled, broad and deep dataset from multiple sources, built with advanced privacy controls. The data we obtain through Sonic’s SDK and the Aura solution suite, are utilized to deliver highly relevant experiences to users, while respecting privacy restrictions and data separation across our solutions. In addition, we are able to leverage first-party data from our Supersonic publishing solution, which has published 45 games as of December 31, 2021, which have collectively been installed over 1.7 billion times. We use this data, together with our proprietary, advanced machine learning technology to enable developers to effectively acquire users who generate greater revenue and return on marketing spend.
The mailing address of our principal executive office is 121 Menachem Begin Street, Tel Aviv 6701203, Israel and our telephone number is +972-747990001.
Our Market Opportunity
We believe that the total market opportunity for ironSource was $20 billion as of 2021. Furthermore, we believe that our total market opportunity will grow to $50 billion by 2025. Of this $50 billion, approximately $30 billion will come from our existing markets, with the remainder expected to come from adjacencies to our existing markets. Our market opportunity is based on a 2021 study we commissioned by a third-party strategy consulting firm, Altman Solon and company estimates.
The principal areas of growth within our market opportunity are:
Growth in gaming: We believe that we can continue to expand our customer base in gaming and increase the use of additional solutions within our platform by existing customers. In addition, we believe we can expand our leadership in game publishing to increase revenue from published games.
Growth in apps beyond gaming: We believe there is a significant opportunity to increase adoption of our platform among apps in categories outside of gaming, in particular driving use of our monetization and marketing solutions.
Expanding our platform offering for apps beyond games: By leveraging our deep expertise in the App Economy we believe we will be able to expand our platform by developing additional solutions uniquely tailored to drive business success for apps in categories outside of games.
App placement, device management and news content service: We believe we will deepen the on-device engagement experience by expanding to additional touchpoints and solutions that will enable us to promote more third-party apps and content, and telco-branded services, natively on the device.
Expansion to devices beyond mobile: We believe we will leverage our expertise in the App Economy and on mobile to develop new solutions and expand the use of our existing solutions on connected devices beyond mobile.
Our Platform
The ironSource platform offers a comprehensive set of solutions for key constituents of the global mobile App Economy, primarily app developers and telecom operators. Our platform, which consists of our Sonic solution suite for game and app developers, and our Aura solution suite for telecom operators, is designed primarily to help game and app developers maximize the acquisition, engagement and monetization of users. Sonic enables developers to grow their apps into scaled businesses by improving their monetization and enabling cost-efficient user growth across channels. Aura enables app developers to connect with users through a unique channel that offers on-device app discovery, while allowing telecom operators to better engage and monetize their users throughout the device lifecycle.

The combination of the two solution suites represents a unique value proposition to app developers seeking app commercialization today.
We serve customers of all sizes and maturity levels, from large enterprises such as leading mobile game companies with dozens of titles, to major mobile carriers with millions of users, to small customers such as indie game developers with a single app. As of December 31, 2021, we had over 5,500 customers, of which 358 customers generated over $100,000 in revenue over the trailing 12-month period and accounted for 95% of our revenue.
Sonic—The app growth cycle
Our Sonic solution suite enables developers to grow their apps into scaled businesses by providing solutions across the entire app growth cycle, from ideation to scaled, profitable growth. By connecting marketing and monetization through robust data and analytics, Sonic is able to create a virtuous cycle of growth which generates revenue that can be reinvested in scaling user growth to ultimately drive profitability. Our Sonic solution suite is used by a number of recognizable game developers including Aristocrat, Activision, Gameloft, Playrix, Zynga, King, Jam City and Sybo.
Customers can begin using a Sonic solution at any point during the lifecycle of their app, and often expand to using other solutions over time. Many customers start by using our Sonic monetization solution, and as their revenue increases, they may spend a portion of those earnings to scale their app’s revenue-generating potential through our Sonic marketing solutions, leveraging our creative management solution to gain an edge in their user growth campaigns and deploying those campaigns across all available channels. Further, as their user base scales, they may leverage our Sonic analytics solution to further optimize user acquisition and monetization. Some developers, especially small studios and independent developers who require expertise in publishing their apps, may start using Sonic earlier in their journey. These developers may leverage Supersonic, our publishing solution, to launch their apps, maximize their commercial success, and reduce costs. In this respect, our interconnected Sonic solution suite is designed to power a profitable and scalable cycle of app growth for developers.
Aura—The device lifecycle
Our Aura solution suite allows telecom operators to enrich the device experience by creating new engagement touchpoints, which deliver relevant content for their users across the entire lifecycle of the device, from first setup to in-life engagement. These touchpoints create a unique on-device distribution channel for our app developers and app-based business customers to promote their apps as a native part of the device experience. Telecom operators can also use Aura to promote their own content and services to their users on device, as opposed to in the store. By incorporating relevant app and service recommendations into the device experience, Aura allows telecom operators to provide more value to their users, thereby increasing brand loyalty, reducing churn, and driving incremental revenue. Aura’s analytics solution further allows telecom operators to better understand how users are interacting with content on their devices, which they can then leverage to drive further engagement and optimize revenue.
As a full stack solution for managing user experience through the entire device lifecycle, Aura facilitates the expansion or customization of promotions within existing engagement touchpoints, such as promoting telecom operator-branded device insurance, a personalized data package, or other telecom operator-owned and operated services. Once Aura is integrated as a system-level application on the device, telecom operators are able to quickly and easily deploy new touchpoints or promotions to engage their users with more relevant content and services.
Our goal, once we onboard a new customer, is for them to adopt an increasing range of our products. Further, as our customers experience success and engage with a broader range of our solutions, we become increasingly integrated in their businesses, creating even greater stickiness in our customer relationships. This drives our strong growth and customer retention. As developers and telecom operators grow their revenue using our solutions, additional developers and telecom operators are attracted to our platform, contributing to our continued growth. Our scale provides us with significant data to help us create better solutions and a more effective platform for our customers’ benefit. This leads to greater success for our customers, driving yet more customer growth for our platform.
Core Solutions of Our Platform
Our customers use our platform for a number of business-critical functions, including marketing, monetization, analytics, creative management and publishing.
Marketing
Our marketing solution enables game and app developers, and app-based businesses to create, monitor, and optimize user acquisition campaigns through multiple channels, including unique on-device placements through our integrations with Aura’s telecom operator customers, and social media and search channels like Facebook and Apple Search Ads. This solution includes a number of products, including campaign management products to enable custom campaign creation across SDK network channels and search channels; a ROAS optimizer, which enables the automation of smart bidding to maximize positive return on marketing spend; and a cross-promotion tool to allow developers to maximize value by efficiently promoting existing apps to users of other apps in their portfolio. These capabilities enable developers to continue growing and scaling their businesses over time.
In addition, our Aura solution suite provides an incremental distribution channel for app developers to connect with potential users. A significant portion of app installs on a device occur when the device is newly opened. By partnering with some of the world’s leading telecom operators to power their device experiences, from device setup to in-life engagement, we are able to create unique touchpoints to promote apps during high-engagement moments throughout a user’s device lifecycle. App developers are able to leverage these on-device placements to connect with potential users at times when their likelihood of installing specific apps is at its highest.
Monetization
Our Sonic monetization solution enables app developers to monetize in-app content through technologies designed to maximize revenue generation while preserving a rich and enjoyable user experience. For example, our mediation product allows developers to maximize yield by offering a single point of access to premium advertiser demand from major advertising networks, including, among others, the ironSource network, and those from Facebook, Google, Snap, TikTok and Unity. Our in-app bidding technology enables a real-time auction between these different demand sources, ensuring that developers are able to maximize revenue from each ad impression. In addition, we seek to enable developers to monetize their apps and games through a wide variety of in-app placements, including user-initiated ads where a user can choose to engage with a variety of ad experiences in exchange for in-app rewards. These in-app ad placements not only drive revenue for developers but, if implemented correctly, have the ability to increase user retention and app usage.
We leverage big data technologies and machine learning algorithms to continuously optimize our platform to ensure users are always seeing the most relevant content, which in turn drives greater monetization for our customers. The quality of our Sonic monetization solution has helped us acquire our large market share in several of its products. Developers typically use only one mediation platform per app, and onboarding them through our mediation product creates a sticky relationship that then drives the use of incremental solutions. According to AppAnnie, 30% of the top 20 mobile games by downloads globally on the Apple App Store and Google Play Store used our mediation product, as of December 31, 2021.
Our Aura solution suite offers unique on-device engagement touchpoints for telecom operators to drive additional incremental revenue from their users throughout the lifecycle of the device, from first setup to in-life engagement. Aura has been integrated on over 1.1 billion devices globally since inception, and is used by some of the world’s leading telecom operators and OEMs such as Boost, Orange, Samsung and Vodafone. These touchpoints allow telecom operators to offer app and service recommendations that enrich the user’s device experience with relevant and valuable content, and enhance their brand loyalty to the telecom operator. The sponsored content shown to users promotes both telecom operator-branded apps and services, and third-party apps and services, enabling our telecom operator customers to engage their users through a wide variety of relevant apps, to expand adoption of and cross-sell their own products, and to drive additional revenue from promoting third-party content. App and content recommendations are driven by user-provided data, contextual data sets and user preferences, and optimized through our extensive A/B testing capabilities.
Analytics
We provide analytics solutions for our customers, enabling them to better understand their users and business health, access actionable insights, and drive better decisions to help grow their businesses. These products are used by multiple constituents across the mobile ecosystem, from developers creating apps and games to telecom operators providing networks for content delivery. Insights are made available through easily digestible user interfaces that simplify data review and enable effective business decision making.
For developers, our solution offers visibility on critical app performance, user growth, engagement and retention metrics, as well as user cohort analysis and multivariate reports. In addition, our extensive market reach gives us a holistic view of the ecosystem, which allows us to help developers identify patterns and trends to help enhance their games. Moreover, our creative analytics product allows developers to access granular performance and user engagement data for each interactive advertising experience, which further drives increased optimization. Finally, our ad quality product gives developers increased visibility into ads running on their inventory from multiple ad networks, giving them more control over their ad monetization and user experience.
For telecom operators, our solution provides increased visibility into user engagement with content, apps and services on their mobile devices, broken down by geography, device, age and gender. This data can be incorporated directly into a telecom operator’s existing data infrastructure, enriching their data with valuable device and user insights to drive growth and mitigate churn. By collecting data through multiple touchpoints in a user’s app and device lifecycle, we enable the creation of rich datasets that power higher-quality user experiences. This helps our customers to better acquire and retain users.
Creative Management
Our creative management solution democratizes ad creative production, making it accessible to any developer and giving them a significant edge when it comes to running high-performance and cost-efficient app marketing campaigns. As marketing technology becomes increasingly automated, and competition for user attention grows, interactive advertising experiences have become a critical lever available to developers to differentiate campaigns and maximize both user engagement and performance. However, manually producing these types of interactive ads at scale is incredibly resource-intensive. We offer automated creative production tools which allow developers to quickly and easily create video and interactive playable ads based on their existing game assets. These creatives can then be deployed across multiple advertising networks, and their performance can be tracked on a granular level, allowing for deep optimization to drive increased user engagement.
Publishing
In February 2020, we launched our mobile game publishing solution, Supersonic, to provide game developers with the infrastructure and “know-how” to launch and scale their mobile games. As part of our publishing solution, we offer marketability testing tools that are designed to enable developers to identify the effectiveness of their content and its market value prior to publishing. In addition, developers working with Supersonic receive support in game design best practices and in optimizing the implementation of their commercial model, primarily through in-app advertising. Our creative automation and user acquisition management tools enable automated creation and deployment of effective user acquisition campaigns.
Due to our ability to identify high-potential games at the prototype stage, and our ability to automate the successful commercialization of an app, we have had consistent success in publishing top charting games. The 45 games published using our Supersonic solution had been installed 1.7 billion times as of December 31, 2021. In addition, 31 out of the 45 published games using our Supersonic solution were ranked in the top 10 most downloaded games on either the Apple App Store or Google Play Store during 2020 and 2021. The insights gleaned from our publishing solutions optimize the overall Sonic solution suite by providing us with direct, unmediated experience of the challenges faced by our customers.
Our Competitive Strengths
Our core market opportunity is large and global with strong secular trends that support long-term sustainable growth. Our competitive strengths underpin our market leadership and position us for continued growth. They include:
Comprehensive platform serving the full growth cycle of an app through multiple channels
Our Sonic solution suite is comprehensive and supports the full growth cycle of an app, from marketability testing and publishing, to initial user acquisition, monetization set-up, data-driven and optimized marketing across channels, creative management and analytics-driven and optimized monetization. By enabling a data feedback loop between our app marketing and monetization solutions, app developers can grow their businesses with greater profitability. In addition, by expanding our existing growth analytics offering with the launch of our App Analytics product in February 2022, we centralized more critical app business functions in one platform, meaning developers can both run their businesses by driving revenue and user growth, while also accessing complete app analytics all in one place.

Additionally, the combination of our Sonic and Aura solution suites offers developers and app-based businesses access to a uniquely scaled and premium distribution opportunity across millions of devices globally. Not only do we provide solutions to enable developers to scale their mobile apps into businesses, but we also create an additional source of discovery for those apps at the device level through our telecom operator relationships, and facilitate engagement and content delivery between telecom operators and their user bases.
Our scale across the mobile ecosystem drives a significant data advantage
Our scaled base of over 5,500 customers globally provides us with an extensive contextual dataset and a holistic view of the mobile ecosystem, which drives a significant advantage. More data drives better targeting and we are able to see data from multiple sources, from on-device data through Aura, to app-based data through Sonic, and first-party data through Supersonic’s published apps. In our Sonic solution suite, we utilize SDK data leveraging advanced privacy controls while delivering highly-relevant experiences to our customers. In addition, we leverage data from our publishing solution, which has published apps that have collectively been downloaded 1.7 billion times. We use this data, together with our proprietary, advanced machine learning technology to enable our customers to effectively acquire users who generate greater revenue and return on marketing spend. In addition, as of the end of 2021, Aura was installed on over 1.1 billion devices globally since inception. This allows us to collect user-provided data together with contextual datasets and user preferences to continuously improve our Aura solution suite, enabling two key advantages. First, more data creates a more relevant and personalized content experience for users, and therefore better conversion for telecom operators to drive incremental revenue. Second, understanding user preferences enables us to allow telecom operators to better understand and serve their users. The scale and depth of our data footprint is difficult to replicate and has been built over a decade by investing deeply in our technology and customer relationships.
Enterprise-grade integrations drive long-term customer relationships and stickiness
Developers typically use one mediation product to manage an app’s monetization across multiple advertising networks, and a telecom operator can only integrate one device experience management solution at the system-level onto any given device. Switching solution providers not only causes customers to incur switching costs, but also to forego the data insights they would receive while using the platform. Further, with the ironSource platform, customers who onboard a solution from either the Sonic or Aura solution suites tend to onboard additional, complementary solutions over time, and the more solutions they use, the stronger the overall platform offering and value they derive from it. For example, of our Sonic customers who contributed over $100,000 in annual revenue in 2021, 71% used both our marketing and monetization solutions. Further, 17% distributed their apps through on-device placements, benefiting from the inventory generated by our Aura solutions, and these customers generated 23% of our revenue for 2021.
Performance-based business model highly aligned with customer success
Our performance-based business model is highly aligned with our customers’ growth, making it intuitive for customers to start working with us and driving long-term customer relationships. Customers rely on our solution suites to power and grow their businesses, as evidenced by our gross retention rate of 98% for our customers who generated over $100,000 revenue over the trailing 12-month period as of December 31, 2021. The products and solutions we provide correlate directly to our customers’ revenue and user engagement, hence the deeply integrated and sticky nature of our customer relationships.
Operational excellence and proven track record of organic and profitable growth
We have a strong track record of successfully identifying multiple opportunities in the App Economy and leveraging our core capabilities around user growth, content monetization and data to execute on them to build successful, profitable solutions. While our end-markets and customers have evolved, our primary focus has always been to provide user growth, engagement and monetization solutions to our customers. Our expertise across these areas constitute a set of core capabilities which we are able to bring to multiple different business cases within the mobile App Economy, in order to execute and capitalize on new opportunities rapidly and successfully. This is illustrated by the scale of our revenue, which was $553.5 million in 2021, with year-over-year revenue growth of 67% in 2021, our income from continuing operations, net of income taxes grew from $58.8 million in 2020 to $59.8 million in 2021 and our Adjusted EBITDA year-over-year growth of 87% to $193.7 million in 2021 as well as our 35% Adjusted EBITDA Margin and 11% income from continuing operations, net of income tax margin in the year ended December 31, 2021. Our ability to quickly identify key industry trends and efficiently develop solutions and products in response has driven our ability to meet our customers’ rapidly-evolving needs and to expand to new customer bases. Further, we have a proven track record of allocating capital to support this innovation and our continued growth. We have invested $142.1 million in research and development in the past two fiscal years, and as of December 31, 2021, 49% of our employees worked in research and development and related activities globally.
Powerful combination of platform and publisher insights across in-game ecosystem
We launched Supersonic in February 2020 as a way to supplement our broader platform with proprietary publishing capabilities which would provide smaller, independent developers who lack the resources and know-how to use our platform themselves, the managed, hands-on support to do so. This not only offers a wider array of developers the option to work with us, but also generates extensive first-party data. As of December 31, 2021, we published 45 games through Supersonic, which have collectively been downloaded 1.7 billion times. We believe that the combination of Supersonic with our broader Sonic solution suite provides us with a competitive advantage, allowing us to use our published apps to quickly and effectively deploy new features and user experiences, benefiting our wider Sonic solutions, as well as developers using Supersonic to publish their games. This allows us to continuously and directly learn, and thereby improve our solutions and products for our wider customer base. For example, we leveraged our published apps to test new capabilities in our cross-promotion and marketablility products, which we believe have significantly improved their efficacy, enabling us to hone our product roadmap and better prioritize development decisions that impact customers who use our wider Sonic solutions.
Proven ability to successfully execute and integrate strategic M&A in a rapidly evolving landscape
As we have continued to scale, we have augmented our growth with strategic M&A focused on acquiring both technology and innovators to further grow our comprehensive solution suites, and enable us to serve more customer needs and a greater number of functions within an app-based business. In 2021, we announced four acquisitions—Soomla, Luna, Bidalgo and Tapjoy—which have served to deepen our platform, expand the number of solutions we offer our customers and extend our market share. Our acquisitions have added to the capabilities and scope of our platform, as well as to our total addressable market, and we have successfully integrated and transformed the growth and profitability profiles of our acquired companies. For example, in 2015 we acquired SupersonicAds, which formed the basis of our mediation product, and as of December 2021, this was embedded in 30% of the top 20 downloaded games globally on the Apple App and Google Play Stores, according to AppAnnie. Our acquisitions have added to the capability and scope of our platform. We intend to continue to adapt our strategy in response to our ever-evolving industry, including emphasizing or deemphasizing product lines where applicable, as well as investing or divesting as business conditions warrant.

ironSource Timeline

Sep. 2010 ironSource Founded

2011

2012

Merger of Volonet

2013

Launched ironSource Sonic for App Developers Including User Growth and Monetization

Acquisition of AfterDownload

2014

Growth funding round

2015

Acquisition of Supersonic

2016

Launched ironSource Aura for Telecom Operators

Reached 0.5B MAU[1]

2017

Launched Sonic Creative Management

2018

Reached 1B MAU

Expanded Sonic Analytics

Launched Aura Insurance Manager

2019

Reached 1.5B MAU

Launched Aura Device Update Manager

CVC Investment

2020

Launched Sonic Publishing

Reached 2B MAU

2021

Acquisition of Soomla

Acquisition of Luna Labs

2022

Acquisition of Bidalgo

Acquisition of Tapjoy

[1] MAU means monthly active users

Corporate Milestones — Launch — Growth Milestones — Global Offices

Founder-led management team with a unique culture of growth through profitable innovation
We have developed a unique, founder-led culture of leadership. We started with four founders, and through our strategic acquisitions, we have added an additional four founders, creating a strong and lasting base of executive leadership. The discrete capabilities of each of those leaders is reflected in their day-to-day roles. Half of our founders come from a technical background and half from a business management background, driving a balanced perspective among our executive leadership team, and enabling us to deliver excellence both in product innovation and business execution. The strong entrepreneurial background inherent in our executive leadership team enables us to be agile, identify new opportunities, build successful business models, and grow them into scaled businesses. ironSource’s strong founder-led corporate culture empowers and rewards initiative-taking, and encourages the surfacing of new ideas and their actualization into actionable growth drivers.

Eyal Milrad
CSO, Co-Founder
Omer Kaplan
CRO, Co-Founder
Tomer Bar-Zeev
CEO, Co-Founder
Arnon Harish
President,
Co-Founder
Avi Biton
VP, Finance
Melissa Zeloof
VP Marketing
Assaf
Ben Ami
CFO
Dana Primo
Gershon
VP People
Dalia Litay
General Counsel
Tamir Carmi
COO,
Co-Founder

Our Growth Strategies
Our growth strategies include growing and diversifying our customer base, leveraging customer relationships to cross-sell our solutions, extending the use of our business platform to industries beyond gaming, growing Aura beyond app discovery, expanding in game publishing, investing in technology and innovation to create new solutions for our customers, and extending our business platform to devices beyond mobile. We intend to pursue these growth strategies organically as well as leverage our proven ability to execute and integrate strategic M&A as described previously, which will help us continue to gain market share in the markets we serve.
Continue to grow our customer base
As of December 31, 2021 we had over 5,500 customers, and generated 95% of our revenue from 358 customers who contributed over $100,000 in revenue over the trailing 12-month period. We see a significant opportunity to grow our customer base by introducing new developers to our Sonic solution suite, with a focus on attracting emerging, independent developers who we believe have room to grow and become large revenue contributors over time. We intend to attract these developers with our best-in-class platform capabilities and customer support, and by leveraging our industry expertise and reputation for helping businesses scale their apps and games. Our platform supports these smaller, independent businesses as a growth engine throughout their life cycle, enabling them to become much larger partners over time.
We also focus on continuing to attract major global telecom operators to Aura. Telecom operators globally are facing increasing competition in their network markets and are looking for meaningful ways to better differentiate their product offerings to subscribers. Our Aura solution suite supports telecom operators of all sizes across a wide variety of engagement and monetization use-cases, providing us with a significant, continued growth opportunity. We seek to attract these telecom operators by leveraging our long track record of successful user engagement and monetization as compelling proof points of our ability to enable our customers’ growth.
Leverage customer relationships to cross-sell our solutions
We look to build strong, long-standing relationships with our customers and deliver increasing value to them over time. A major contributor to our efforts in expanding revenue generated by our customers is our focus on cross-selling our solutions. We have seen that customers typically expand their usage of our platform and adopt more of our solutions over time, which is exemplified by our Dollar-Based Net Expansion Rate, which is calculated based on the trailing 12 -months for each quarter, averaging 158% across all customers in the past ten quarters for the year ended December 31, 2021. We have seen measurable success in cross-selling our broader Sonic solution suite to customers, who, for example, will on-board our Sonic monetization solution through our mediation product to enable monetization of their apps, and then, over time, adopt our marketing solution through our campaign management product to engage in user acquisition. We also see a sizable opportunity to cross-sell our Sonic customers app marketing opportunities on Aura-powered inventory, where they can access an additional distribution channel for their apps and games.
Extend our business platform to apps beyond gaming
We intend to broaden our customer base by continuing to expand the use of our Sonic solution suite beyond mobile games to the wider App Economy. Much of what makes us successful in games is transferable to other consumer applications, specifically, those that require efficient user acquisition, analytics, and a deep understanding of how to monetize content. Apps outside of the gaming category today typically do not maximize their use of ad monetization or paid user acquisition with the same frequency as games, and we see a growing opportunity to expand the adoption of our solutions to drive improved placement revenues, high-quality user acquisition capabilities and overall business growth for developers of apps in other categories. In addition, our acquisition of Bidalgo has further strengthened our offering for apps outside of games, with software designed to enable them to optimize their spend on the social and search marketing channels which they typically focus on. As of December 31, 2021, 18% of our customers with over $100,000 in revenue over the trailing 12-month period came from industries beyond gaming.
Increase telecom operators’ use of Aura to promote their own services
We also focus on growth opportunities within Aura. Once Aura is integrated as a system-level application on a device, telecom operators can easily expand to additional touchpoints or promotions as they look to deepen and enrich their user offering. Telecom operators have traditionally outsourced device experience management to multiple external partners, but with Aura, the system-level integration creates a relationship that is not only sticky for telecom operators but also a natural gateway to cross selling and growth. As customers use more of our solutions, our platform becomes more integrated with their businesses, contributing to platform stickiness.
Our Aura telecom operator customers often initially leverage our device experience management solution to drive user engagement and monetization during device setup, before expanding to additional engagement touchpoints, or incorporating promotion of their own apps and services. Examples of additional touchpoints include smart notifications and device update. Examples of additional promotions include sale of device insurance, personalized data packages, and other telecom-branded content and services. Moving forward, we will continue offering additional incremental services to our customers that create additional monetization opportunities over time.
Further expand in game publishing
We launched Supersonic, our game publishing solution, in February 2020 and have experienced consistent success in growing our publishing scale since the launch. Our solution has been used to publish 45 games that had been installed 1.7 billion times as of December 31, 2021. We intend to continue to invest in scaling Supersonic, our Sonic publishing solution, to serve more developers and increase the usage of our platform. As part of this effort, we aim to continue to productize the publishing process, differentiating our offering by enabling developers to leverage an automated path to greater scale and profitability for their apps and driving scale for our solution. We intend to develop new publishing products for our customers and we see publishing as a sizable potential contributor to our revenue over time.
Invest in technology and innovation to create new solutions for our customers
The mobile and connected device end-markets our customers serve are highly competitive and continuously evolving. Our customers need solutions that help them deliver superior user acquisition, engagement and monetization to succeed. Our revenue grows in line with our customers’ success, and the evolving needs of our customers create new opportunities for us to deliver value to them as we serve more of their needs. We have a history of being first-to-market with automation and optimization solutions that are later adopted or replicated by industry participants. For example, in 2018 we were the first to market with an ad revenue measurement tool allowing developers to connect ad revenue generated by acquired users with the channels they were acquired on, enabling complete optimization of marketing spend. We intend to continue to leverage our research and development capabilities to create new solutions for our customers, which we believe can help contribute to their greater business success, and therefore to our continued growth.
Extend our business platform to devices beyond mobile
We have experienced significant success in providing solutions for the mobile ecosystem. However, we see a significant opportunity to leverage our user growth, engagement and monetization expertise in building and offering solutions to customers for connected devices beyond mobile. For example, we are extending our Aura device experience management solution to smart TVs, allowing us to grow our user engagement touchpoints beyond mobile. We intend to leverage our Aura brand and technology leadership with telecom operators and OEMs to facilitate expansion into these additional connected devices by designing relevant solutions and leveraging existing enterprise relationships to gain market share.
Growth through strategic M&A
Since our founding, we have acquired several companies to complement and augment our business platform. Many of the founders of these businesses have stayed on with us after the acquisition of their companies and form a substantial part of our leadership. The managerial experience and entrepreneurial drive of these founders who have stayed with our business helps drive our pace of innovation and reinforces our playbook of discovering and scaling new lines of business.
Beyond our research and development efforts, we have built a track record of talent acquisition and strategic M&A, which has helped us grow our technological capabilities and industry expertise. We have pursued a targeted M&A strategy over the past 24 months designed to broaden our platform offering, expand our customer base, increase our market share, and ultimately grow our total addressable market. Our acquisition of Soomla has enabled us to provide app and game developers with more tools to effectively manage the advertising inside of their apps, and we believe the combination of our Luna and Bidalgo acquisitions create a uniquely comprehensive cross-channel marketing solution that is intended to better support apps beyond games, and increase our share of wallet and stickiness with both app and game customers by enabling them to increase the performance and efficiency of their app marketing campaigns. Finally, our Tapjoy acquisition has enabled us to grow our SDK footprint, enhance our monetization capabilities, and further expand our customer base in both games and apps beyond games. We intend to continue to add products, where appropriate, aiming to deliver a business platform offering a comprehensive set of growth, monetization and analytics solutions to our customers.
Corporate Information
We founded our business in 2010 and were incorporated as IronSource Israel (2011) Ltd. in Israel in 2011 under the Israeli Companies Law, 5759-1999 (the “Companies Law”). In 2014, we changed our name to IronSource Technologies Ltd., and then to our current name, ironSource Ltd. in the same year. On December 31, 2020, we completed the spin-off of the assets of our Desktop business (the “Spin-Off”) to TypeA Holdings Ltd. (“TypeA”), a newly formed company incorporated under the laws of Israel, which was owned by our shareholders on a pro rata basis as of the date of the Spin-Off. See Note 5 to our audited consolidated financial statements incorporated by reference into this prospectus. Our principal executive offices are located at 121 Menachem Begin Street, Tel Aviv 6701203, Israel. Our website address is https://www.is.com/, and our telephone number is +972-747990001. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein. We have included our website address in this prospectus solely for informational purposes. Our agent for service of process in the United States is Cogency Global Inc.
Risk Factors
Investing in our securities entails a high degree of risk as more fully described in the “Risk Factors” section of this prospectus beginning on page 15 and other risk factors contained in the documents incorporated by reference herein, including our annual report on Form 20-F for the year ended December 31, 2021, or the 2021 Annual Report. You should carefully consider such risks before deciding to invest in our securities.
Implications of Being an Emerging Growth Company and a Foreign Private Issuer
We qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An emerging growth company may take advantage of specified exemptions from various requirements that are otherwise applicable generally to U.S. public companies. These provisions include:
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reduced executive compensation disclosure;

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exemptions from the requirements of holding a non-binding advisory vote on executive compensation and any golden parachute payments not previously approved;

•
an exemption from compliance with the requirement of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on the financial statements; and

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an exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) in the assessment of the emerging growth company’s internal control over financial reporting.

The JOBS Act also permits an emerging growth company such as us to delay adopting new or revised accounting standards until such time as those standards are applicable to private companies. We have elected to use this extended transition period to enable us to comply with certain new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates. We may choose to take advantage of some but not all of these reduced reporting burdens.
We will remain an emerging growth company until the earliest of:
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the last day of our fiscal year during which we have total annual revenue of at least $1.07 billion;

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the last day of our fiscal year following the fifth anniversary of the closing of the Business Combination;

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the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or

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the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our Class A ordinary shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter.

In addition, we report under the Exchange Act as a “foreign private issuer.” As a foreign private issuer, we may take advantage of certain provisions under the rules that allow us to follow Israeli law for certain corporate governance matters. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
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the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

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the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

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the rules under the Exchange Act requiring the filing with the U.S. Securities and Exchange Commission (the “SEC”) of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

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Regulation Fair Disclosure (“Regulation FD”), which regulates selective disclosures of material information by issuers.

Foreign private issuers, like emerging growth companies, also are exempt from certain more stringent executive compensation disclosure rules. Thus, if we remain a foreign private issuer, even if we no longer qualify as an emerging growth company, we will continue to be exempt from the more stringent compensation disclosures required of public companies that are neither an emerging growth company nor a foreign private issuer.
We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies:
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the majority of our executive officers or directors are U.S. citizens or residents;

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more than 50% of our assets are located in the United States; or

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our business is administered principally in the United States.

THE OFFERING
Class A ordinary shares offered by the Selling
Securityholders
72,661,102
Use of proceeds
All of the Class A ordinary shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any proceeds from the sale of the Class A ordinary shares to be offered by the Selling Securityholders.
Dividend policy
We do not currently intend to pay cash dividends on our Class A ordinary shares for the foreseeable future. Our board of directors has sole discretion regarding the declaration and payment of dividends. See “Dividend Policy.”
Risk factors
Investing in our Class A ordinary shares involves a high degree or risk. See “Risk Factors” and other information included or incorporated by reference into this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Class A ordinary shares.
Market for our Class A ordinary shares
Our Class A ordinary shares are listed on the NYSE under the symbol “IS.”

RISK FACTORS
You should carefully consider the risks described below and the risks described in the documents incorporated by reference herein, including our 2021 Annual Report, as well as the other information included in or incorporated by reference into this prospectus before you decide to buy our securities. The risks and uncertainties described below are not the only risks facing us. We may face additional risks and uncertainties not currently known to us or that we currently deem to be immaterial. Any of the risks described below, and any such additional risks, could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.
Risks Related to this Offering
Sales of a substantial number of our Class A ordinary shares in the public market by the Selling Securityholders and/or by our existing securityholders could cause the price of our Class A ordinary shares to fall.
The Selling Securityholders can sell, under this prospectus, up to 72,661,102 Class A ordinary shares constituting approximately 7.13% of our issued and outstanding ordinary shares. Sales of a substantial number of Class A ordinary shares in the public market by the Selling Securityholders and/or by our other existing securityholders, or the perception that those sales might occur, could depress the market price of our Class A ordinary shares and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our Class A ordinary shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus as well our 2021 Annual Report, which we filed with the SEC on March 30, 2022 and which is incorporated by reference herein, contains estimated and forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding the offering, liquidity, growth and profitability strategies and factors and trends affecting our business are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions.
Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:
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the markets for our solution suites are rapidly evolving and may decline or experience limited growth;

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our reliance on operating system providers and app stores to support our platform;

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our ability to compete effectively in the markets in which we operate;

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our quarterly results of operations may fluctuate for a variety of reasons;

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failure to maintain and enhance our brand;

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our dependence on our ability to retain and expand our existing customer relationships and attract new customers;

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our reliance on our customers that contribute more than $100,000 of annual revenue;

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our ability to successfully and efficiently manage our current and potential future growth;

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our dependence upon the continued growth of the App Economy and the increased usage of smartphones, tablets and other connected devices;

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the rapidly changing and increasingly stringent laws, regulations, contractual obligations and industry standards relating to privacy, data protection, data security and the protection of children;

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our ability to expand into the wider App Economy and the market acceptance of our solutions in industries beyond gaming;

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our dependence upon the success of the gaming and mobile app ecosystem and the risks generally associated with the gaming industry;

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our, and our competitors’, ability to detect or prevent fraud on our platforms;

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failure to prevent security breaches or unauthorized access to our or our third-party service providers data;

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the global scope of our operations, which are subject to changes or instability in political, geopolitical, social or economic conditions in specific countries or regions in which we operate (including the ongoing conflict between Russia and Ukraine) and laws and regulations worldwide, many of which are unsettled and still developing;

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the effects of health epidemics, including the COVID-19 pandemic; and

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the other matters described in the section titled “Risk Factors” beginning on page 15 of this prospectus and other risk factors contained in the documents incorporated by reference herein, including our 2021 Annual Report.

We caution you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus. We undertake no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear in our public filings with the SEC, which are accessible at www.sec.gov, and which you are advised to consult. For additional information, please see the section titled “Where You Can Find Additional Information; Incorporation of Information by Reference,” beginning on page 32.
Market, ranking and industry data used throughout this prospectus, including statements regarding market size and technology adoption rates, is based on the good faith estimates of our management, which in turn are based upon our management’s review of internal surveys, independent industry surveys and publications, including reports by App Annie, Apptopia, Altman Solon, eMarketer, Newzoo, Statista and Sensor Tower and other third party research and publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding the industry data presented herein, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors,” as well as those listed under Item 3. “Key Information — Risk Factors” in the 2021 Annual Report. We caution you to carefully consider these risks and not to place undue reliance on our forward-looking statements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and we assume no responsibility for updating any forward-looking statements.

MARKET, INDUSTRY AND OTHER DATA
This prospectus contains estimates and other information concerning our industry, including market size and growth of the markets in which we participate, that are based on industry publications and reports and forecasts prepared by our management. In some cases, we do not expressly refer to the sources from which these estimates and information are derived. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these publications and reports.
The sources of certain statistical data, estimates, and forecasts contained in this prospectus include independent industry reports from App Annie, Apptopia, Altman Solon, eMarketer, Newzoo, Statista and Sensor Tower.
Certain estimates of market opportunity, including internal estimates of the addressable market for the Company and forecasts of market growth included in or incorporated by reference into this prospectus may prove inaccurate. Market opportunity estimates and growth forecasts, whether obtained from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may prove to be inaccurate. The estimates and forecasts in this prospectus relating to the size of our target market, market demand and adoption, capacity to address this demand, and pricing may prove to be inaccurate. The addressable market we estimate may not materialize for many years, if ever, and even if the markets in which we compete meet the size estimates in this prospectus, our business could fail to successfully address or compete in such markets, if at all.
Certain monetary amounts, percentages and other figures included in or incorporated by reference into this prospectus have been subject to rounding adjustments. Certain other amounts that appear in this prospectus may not sum due to rounding. Revenue shown throughout this prospectus is revenue from continuing operations unless otherwise stated.
Other Data
We define the ironSource platform as our one comprehensive platform that is the foundation for our Aura and Sonic suites of solutions.
We define ironSource Aura (“Aura”) as our suite of solutions that we provide to our telecom operators and original equipment manufacturer customers. The solutions that we provide to our telecom operators are device experience management, user engagement and analytics.
We define ironSource Sonic (“Sonic”) as our suite of solutions that we provide to our customers. The solutions that we provide to our developer customers are marketing, monetization, creative management, analytics and publishing.
We define a customer as an individual or entity that generated revenue during a certain period of time. A single organization with multiple divisions, segments or subsidiaries is treated as a single customer, even though we may enter into commercial agreements with multiple parties within that organization.
We define customers contributing more than $100,000 of annual revenue as customers that have contributed more than $100,000 of our revenue in the trailing 12 -months. We monitor these customers as they represent the majority of our revenue, generate valuable data for us and generally have higher retention rates.
We define dollar-based net expansion rate as revenue for a certain period of time from a set of customers for that same period divided by revenue from a prior period for the same set of customers.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS
We have proprietary rights to trademarks used in this prospectus that are important to our business, many of which are registered under applicable intellectual property laws. This prospectus also contains trademarks, trade names and service marks of other companies, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent permitted under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, any other parties.

USE OF PROCEEDS
All of the Class A ordinary shares offered pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any proceeds from the sale of the Class A ordinary shares to be offered by the Selling Securityholders.

DIVIDEND POLICY
We do not anticipate paying any dividends in the foreseeable future. We currently intend to retain future earnings, if any, to finance operations and expand our business. Our board of directors has sole discretion whether to pay dividends. If our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our directors may deem relevant.
For the years ended December 31, 2021 and December 31, 2020, we did not pay any dividends. For the year ended December 31, 2019, we paid dividends of $100 million.
The Companies Law imposes restrictions on our ability to declare and pay dividends. In addition, our ability to pay dividends is also restricted by the terms of our credit agreement, as described further in our 2021 Annual Report and may be restricted by any agreements we may enter into in the future. See also “Risk Factors” in our 2021 Annual Report which is incorporated by reference herein.
Payment of dividends may be subject to Israeli withholding taxes. See Item 10. E. “Taxation” in our 2021 Annual Report, which is incorporated by reference herein, for additional information.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and total capitalization as of December 31, 2021.
You should read this information in conjunction with our consolidated financial statements and the related notes and other financial information incorporated by reference into this prospectus.
As of December 31, 2021
Cash and cash equivalents	$778,261
Class A and Class B ordinary shares, no par value; 11,500,000,000 (Class A 10,000,000,000 and Class B 1,500,000,000) shares authorized; 1,018,468,804 (Class A 652,938,412 and Class B 365,530,392) issued and outstanding	—
Treasury shares, at cost, 6,745,955 Class A ordinary shares held	(67,460)
Additional paid-in capital	1,042,589
Accumulated other comprehensive income	495
Retained earnings	126,944
Total shareholders’ equity	1,102,568
Total capitalization	$1,102,568

SELLING SECURITYHOLDERS
This prospectus relates to the possible offer and sale from time to time of up to 72,661,102 ordinary shares by the Selling Securityholders.
The Selling Securityholders may from time to time offer and sell any or all of the ordinary shares set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the tables below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interest in our securities after the date of this prospectus.
The table below sets forth, as of March 1, 2022, the name of the Selling Securityholders for which we are registering ordinary shares for resale to the public and the aggregate principal amount that the Selling Securityholders may offer pursuant to this prospectus. The individuals and entities listed below have beneficial ownership over their respective securities. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.
The ordinary shares held by certain of the Selling Securityholders are subject to transfer restrictions, as described in the section titled “Plan of Distribution.”
We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the ordinary shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.
Selling Securityholder information for each additional selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such selling Securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each selling securityholder and the number of ordinary shares registered on its behalf. A selling securityholder may sell all, some or none of such securities in this offering. See the section titled “Plan of Distribution.”
The information in the table below is based upon information provided by the Selling Securityholders. The securities owned by the Selling Securityholders named below do not have voting rights different from the securities owned by other securityholders. Unless otherwise noted below, each Selling Securityholder’s address is 121 Menachem Begin Street, Tel Aviv 6701203, Israel.

Name of Selling Securityholders	Number of Ordinary Shares	Number of Ordinary Shares Being Offered(1)	Number of Ordinary Shares After Offering	Percentage of Outstanding Ordinary Shares Owned After Offering
ARENA CAPITAL ADVISORS, LLC (AND ITS AFFILIATED ENTITIES)(2)	275,000	50,000	225,000	*
ENTITIES AFFILIATED WITH THE BAUPOST GROUP, L.L.C.(3)	8,000,000	4,000,000	4,000,000	*
ENTITIES ADVISED BY CAPITAL RESEARCH AND MANAGEMENT COMPANY(4)	28,255,380	15,000,000	13,255,380	1.3%
FEDERATED HERMES KAUFMANN FUNDS(5)	2,206,000	2,000,000	206,000	*
FIDELITY CANADIAN ASSET ALLOCATION FUND(6)	3,261,328	520,000	2,741,328	*
FIDELITY CANADIAN OPPORTUNITIES FUND(6)	7,518,319	290,000	7,228,319	*
FIDELITY GREATER CANADA FUND(6)	8,218,319	690,000	7,528,319	*
HEDOSOPHIA PUBLIC INVESTMENTS LIMITED(7)	4,632,057	4,632,057	—	—
ICELUS ASSOCIATED CORP.(8)	2,500,000	2,500,000	—	—
INDABA CAPITAL MANAGEMENT, L.P.(9)	10,974,910	3,500,000	7,474,910	*
MAVERICK FUND II, LTD.(10)	1,774,556	1,053,050	721,506	*
MAVERICK FUND USA, LTD.(10)	2,679,995	946,950	1,733,045	*
PHOENIX INSURANCE LTD.(11)	2,171,290	1,000,000	1,171,290	*
THOMA BRAVO ADVANTAGE SPONSOR, LLC(12)	30,654,045	3,254,045	27,400,000	2.7%
COLLEGE RETIREMENT EQUITIES FUND ON BEHALF OF CREF STOCK ACCOUNT(13)	2,798,603	2,134,859	663,744	*
COLLEGE RETIREMENT EQUITIES FUND ON BEHALF OF CREF GROWTH ACCOUNT(13)	7,349,425	5,582,500	1,766,925	*
TIAA-CREF FUNDS ON BEHALF OF TIAA- CREF GROWTH & INCOME FUND(13)	910,570	910,570	—	—
TIAA-CREF FUNDS ON BEHALF OF TIAA- CREF LARGE-CAP GROWTH FUND(13)	2,807,394	2,204,251	603,143	*
TIAA-CREF FUNDS ON BEHALF OF TIAA- CREF MID-CAP GROWTH FUND(13)	1,526,127	584,584	941,543	*
TIAA-CREF LIFE FUNDS ON BEHALF OF TIAA-CREF LIFE GROWTH & INCOME FUND(13)	28,251	28,251	—	—

Name of Selling Securityholders	Number of Ordinary Shares	Number of Ordinary Shares Being Offered(1)	Number of Ordinary Shares After Offering	Percentage of Outstanding Ordinary Shares Owned After Offering
TIAA-CREF LIFE FUNDS ON BEHALF OF TIAA-CREF LIFE GROWTH EQUITY FUND(13)	70,231	54,985	15,246	*
TIGER GLOBAL INVESTMENTS, L.P.(14)	20,500,000	16,500,000	4,000,000	*
SA MULTI-MANAGED MID CAP GROWTH PORTFOLIO(15)	128,158	79,000	49,158	*
SA WELLINGTON CAPITAL APPRECIATION PORTFOLIO(15)	1,974,651	1,437,500	537,151	*
THE HARTFORD GROWTH OPPORTUNITIES FUND(15)	5,596,045	3,708,500	1,887,545	*

*
Less than 1%.

(1)
The amounts set forth in this column are the number of ordinary shares that may be offered by such Selling Securityholder using this prospectus. These amounts do not represent any other of our ordinary shares that the Selling Securityholder may own beneficially or otherwise.

(2)
Arena Capital Advisors, LLC is General Partner for the Arena Capital Fund, LP (the “Arena Funds”) and has voting and investment control over the securities held by the Arena Funds. The partnerships are organized under the laws of the State of Delaware and the address for the Arena Funds is c/o Arena Capital Advisors, LLC, 12121 Wilshire Blvd, Ste 1010, Los Angeles, CA 90025, Attn: Legal.

(3)
The Baupost Group, L.L.C. is a registered investment adviser and acts as the investment adviser and general partner to certain private investment limited partnerships on whose behalf these shares were indirectly purchased. The Baupost Group, L.L.C., Baupost Group GP, L.L.C. and Seth A. Klarman have shared voting and investment power over these ordinary shares. Baupost Group GP, L.L.C. and Mr. Klarman disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein, if any. The address of each entity is c/o The Baupost Group, L.L.C., 10 Saint James Avenue, Suite 1700, Boston, MA 02116.

(4)
Consists of 14,825,000 shares held by EuroPacific Growth Fund (“EUPAC”) and 175,000 shares held by Capital Group EuroPacific Growth Trust (US) (“TEUPAC” and, together with EUPAC, the “Capital Group Stockholders”). Capital Research and Management Company (“CRMC”) is the investment adviser for EUPAC. Capital Bank and Trust Company (“CB&T”) is the discretionary trustee and investment adviser for EUPAC, and CRMC has been retained by CB&T as investment adviser for CB&T. CRMC and/or Capital World Investors (“CWI”) may be deemed to be the beneficial owner of the shares held by EUPAC; however, each of CRMC and CWI expressly disclaims that it is, in fact, the beneficial owner of such securities. CB&T, CRMC and/or CWI may be deemed to be the beneficial owner of the shares held by TEUPAC; however, each of CB&T, CRMC and CWI expressly disclaims that it is, in fact, the beneficial owner of such securities. Carl M. Kawaja, Gerald Du Manoir, Christopher Thomsen, Noriko Honda Chen, Nicholas J. Grace, Jonathan Knowles, Lawrence Kymisis, Sung Lee, Jesper Lyckeus, Lara Pellini and Andrew B. Suzman, as portfolio managers, have voting and investment power over the shares held by each of the Capital Group Stockholders. The address of each of the Capital Group Stockholders is 333 S. Hope Street, 55th Floor, Los Angeles, CA 90071.

(5)
Beneficial ownership consists of (i) 1,945,000 ordinary shares held by Federated Hermes Kaufmann Fund, a portfolio of Federated Hermes Equity Funds, and (ii) 55,000 ordinary shares held by Federated Hermes Kaufmann Fund II, a portfolio of Federated Hermes Insurance Series (collectively, the “Federated Hermes Kaufmann Funds”). The address of the Federated Hermes Kaufmann

Funds is 4000 Ericsson Drive, Warrendale, Pennsylvania 15086-7561. The Federated Hermes Kaufmann Funds are managed by Federated Equity Management Company of Pennsylvania and subadvised by Federated Global Investment Management Corp., which are wholly owned subsidiaries of FII Holdings, Inc., which is a wholly owned subsidiary of Federated Hermes, Inc. (the “Federated Parent”). All of the Federated Parent’s outstanding voting stock is held in the Voting Shares Irrevocable Trust (the “Federated Trust”) for which Thomas R. Donahue, Rhodora J. Donahue and J. Christopher Donahue, who are collectively referred to as Federated Trustees, act as trustees. The Federated Parent’s subsidiaries have the power to direct the vote and disposition of the securities held by the Federated Hermes Kaufmann Funds. Each of the Federated Parent, its subsidiaries, the Federated Trust, and each of the Federated Trustees expressly disclaim beneficial ownership of such securities.
(6)
Fidelity Investments Canada ULC is the manager of Fidelity Canadian Opportunities Fund, Fidelity Greater Canada Fund and Fidelity Canadian Asset Allocation Fund (the “Fidelity Funds”). The address of each Fidelity Fund is 483 Bay Street, Suite 300, Toronto, Ontario, M5G 2N7.

(7)
The board of directors of Hedosophia Public Investments Limited comprises Ian Osborne, Iain Stokes, Rob King and Trina Le Noury and each director has shared voting and dispositive power with respect to the securities held by Hedosophia Public Investments Limited. Each of them disclaims beneficial ownership of the securities held by Hedosophia Public Investments Limited. The address of Hedosophia Public Investments Limited is Trafalgar Court, Les Banques, St Peter Port, Guernsey GY1 3QL.

(8)
Represents 2,500,000 Ordinary A Shares of ironSource Ltd. held by Icelus Associated Corp., a company organized under the laws of the Republic of Panama and duly recorded under registration number 605299 of the Mercantile Section of the Public Registry. The business address of Icelus Associated Corp. is MMG Tower, 23th Floor, Avenida Paseo del Mar, Costa del Este, Panama City, Republic of Panama. Icelus Associated Corp., which exercises voting and investment power over and may be deemed to have beneficial ownership of the 2,500,000 Ordinary A Shares held by it in ironSource Ltd., is part of J. Safra Group.

(9)
The securities in the table above are held directly by Indaba Capital Fund, L.P. (“Indaba Fund”). Indaba Capital Management, L.P. (“Indaba Management”) is Indaba Fund’s investment manager. Pursuant to an Investment Management Agreement, Indaba Fund and its general partner have delegated all voting and investment power over securities held by Indaba Fund to Indaba Management and, accordingly, Indaba Management may be deemed to have beneficial ownership of such securities. IC GP, LLC, as the general partner of Indaba Management, and Derek Schrier, as Managing Member of IC GP, LLC, may be deemed to exercise voting and investment power over and have beneficial ownership of the securities held by Indaba Fund. Indaba Fund specifically disclaims beneficial ownership of the securities in the table above that are directly held by it by virtue of its inability to vote or dispose of such securities as a result of the delegation of voting and investment power to Indaba Management. The business address of Indaba Fund, Indaba Management, IC GP, LLC, and Mr. Schrier is c/o Indaba Capital Management, L.P., 1 Letterman Drive, Building D, Suite DM700, San Francisco, CA 94129.

(10)
Maverick Capital, Ltd. is the investment adviser of Maverick Fund II, Ltd. and Maverick Fund USA, Ltd. (the “Maverick Funds”) and is registered under Section 203 of the Investment Advisers Act of 1940 and, as such, may be deemed to have beneficial ownership of the securities through the investment discretion it exercises over its clients’ accounts. Maverick Capital Management, LLC is the General Partner of Maverick Capital, Ltd. Lee S. Ainslie III is the manager of Maverick Capital Management, LLC. The address of Maverick Capital, Ltd. is 1900 N. Pearl St, 20th Floor, Dallas, TX 75201.

(11)
Phoenix Insurance Ltd. is a wholly owned subsidiary of Phoenix Holdings Ltd., a publicly listed company in Israel. The address of Phoenix Insurance Ltd. is 53 Derech Hashalom Street, Givatayim, Israel.

(12)
Thoma Bravo Advantage Sponsor, LLC (“TBA Sponsor”) is governed by a board of managers consisting of six individuals who are affiliated with Thoma Bravo L.P. None of the members of the board of managers exercise voting or dispositive power with respect to the Class A ordinary shares alone or are deemed to have beneficial ownership of such shares. The principal business address of TBA Sponsor is c/o Thoma Bravo, L.P., 150 North Riverside Plaza, Suite 2800, Chicago, Illinois 60606.
(13)
Teachers Advisors, LLC (“TAL”) is the investment adviser of each of the TIAA-CREF Growth & Income Fund, TIAA-CREF Large-Cap Growth Fund, TIAA-CREF Mid-Cap Growth Fund, TIAA- CREF Life Growth & Income Fund and TIAA-CREF Life Growth Equity Fund (collectively, the “TC Funds”) and has voting and dispositive power over the shares of each of the TC Funds. TIAA- CREF Investment Management, LLC (“TCIM”) is the investment adviser of each of the CREF Stock Account and the CREF Growth Account (collectively, the “CREF Accounts”) and has voting and dispositive power over the units of each of the CREF Accounts. TAL and TCIM are each indirect wholly owned subsidiaries of Nuveen, LLC. Each of TAL, TCIM, Nuveen, LLC and its other subsidiaries expressly disclaims beneficial ownership of shares of the TC Funds and units of the CREF Accounts. The address of each of the TC Funds and CREF Accounts is 730 Third Avenue, NY, NY 10017.

(14)
Includes 16,500,000 Class A Ordinary Shares held of record by Tiger Global Investments, L.P. Tiger Global Management, LLC is the investment advisor to Tiger Global Investments, L.P. and each is controlled by Chase Coleman and Scott Shleifer. The address for each of these entities is c/o Tiger Global Management, LLC, 9 West 57th Street, 35th Floor, New York, NY 10019.

(15)
Wellington Management Company (“WMC”) has the power to vote and/or dispose of the securities held by SA Multi-Managed Mid Cap Growth Portfolio, SA Wellington Capital Appreciation Portfolio and The Hartford Growth Opportunities Fund (collectively, the “Wellington Funds”), pursuant to WMC’s investment management agreement with the Wellington Funds. WMC is a subsidiary of Wellington Management Group LLP (“WMG”). WMG is a Massachusetts limited liability partnership, privately held by 172 partners (as of July 1, 2020). There are no external entities with any ownership interest in the firm. Individual percentages of ownership are confidential. However, no single partner owns or has the right to vote more than 5% of the Partnership’s capital. Additional information about WMC is available in Form ADV filed with the SEC. The address of each of the Wellington Funds is c/o Wellington Management Company LLP, 280 Congress St., Boston, MA 02210, Attn: Private Investment Services.

PLAN OF DISTRIBUTION
We are registering the resale of up to 72,661,102 ordinary shares by the Selling Securityholders.
We will not receive any proceeds from any sale by the Selling Securityholders of the ordinary shares being registered hereunder. See “Use of Proceeds.” We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.
The Selling Securityholders may offer and sell, from time to time, some or all of the securities covered by this prospectus. As used herein, “Selling Securityholders” includes donees, pledgees, transferees or other successors-in-interest selling securities received after the date of this prospectus from the Selling Securityholders as a gift, pledge, partnership distribution or other non-sale related transfer. We have registered the securities covered by this prospectus for offer and sale so that those securities may be freely sold to the public by the Selling Securityholders. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or resold by the Selling Securityholders.
Sales of the securities offered hereby may be effected by the Selling Securityholders from time to time in one or more types of transactions (which may include block transactions) on NYSE at prevailing market prices, in negotiated transactions, through put or call options transactions relating to the securities offered hereby, through short sales of the securities offered hereby, or a combination of such methods of sale. Such transactions may or may not involve brokers or dealers. In effecting sales, brokers or dealers engaged by the Selling Securityholder may arrange for other brokers or dealers to participate. Broker-dealer transactions may include purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus, ordinary brokerage transactions or transactions in which the broker-dealer solicits purchasers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the securities offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers participating in the distribution of the securities covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those broker-dealers may be deemed to be underwriting commissions under the Securities Act. The Selling Securityholders have advised us that they have not entered into any agreements, understandings or arrangements with any broker-dealers regarding the sale of the securities covered by this prospectus.
In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.
The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

Upon our being notified by any Selling Securityholder that any material arrangement has been entered into with a broker-dealer for the sale of securities offered hereby through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:
•
the name of the participating broker-dealer(s);

•
the specific securities involved;

•
the initial price at which such securities are to be sold;

•
the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and

•
other facts material to the transaction.

The Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities offered hereby or of securities convertible into or exchangeable for such securities in the course of hedging positions they assume with the Selling Securityholders. The Selling Securityholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).
To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.
We have agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act. The Selling Securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The Selling Securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

EXPENSES
We estimate that our expenses in connection with the offer and sale of our Class A ordinary shares by the Selling Securityholders, will be as follows:
Expenses	Amount
SEC registration fee		$130,697
FINRA filing fee		*
Transfer agent’s fee		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous costs		*
Total	$	*

*
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Under agreements to which we are party with the Selling Securityholders, we have agreed to bear all expenses relating to the registration of the resale of the securities pursuant to this prospectus.

LEGAL MATTERS
The validity of our Class A ordinary shares and certain other matters of Israeli law will be passed upon for us by Meitar | Law Offices, Ramat Gan, Israel. Certain matters of U.S. federal law will be passed upon for us by Latham & Watkins LLP.
EXPERTS
The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2021 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION
OF INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC:
•
our 2021 Annual Report filed with the SEC on March 30, 2022;

•
the description of our ordinary shares contained in our registration statement on Form 8-A (File No. 001-40539), filed with the SEC on June 24, 2021, including any amendments or reports filed for the purpose of updating such description.

We have filed a registration statement on Form F-1 to register with the SEC the resale of the securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities.
The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.
Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document (a post-effective amendment to the registration statement of which this prospectus forms a part, or a prospectus supplement to this prospectus) that we may file with the SEC may update and replace statements in and portions of this prospectus or the above-listed documents.
We are a “foreign private issuer” as defined in Rule 3b-4 under the Securities Exchange Act of 1934, or the Exchange Act. As a result, our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act and transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. We publish annually an annual report filed on Form 20-F containing financial statements that have been examined and reported on, with an opinion expressed by, a qualified independent auditor or certified public accountant. We prepare our annual financial statements in United States dollars and in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. If there is any inconsistency between the information in this prospectus and in any post-effective amendment to the Form F-1 of which this prospectus is a part, or in any prospectus supplement, you should rely on the information in the post-effective amendment or prospectus supplement, as relevant. You should read this prospectus and any post-effective amendment or prospectus supplement together with the additional information contained in documents listed above under the heading “Where You Can Find More Information; Incorporation of Information by Reference.” The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us, the securities offered under this prospectus, and our other outstanding securities. The registration statement, including the exhibits, can be read at the SEC’s website or at the SEC’s offices mentioned above under “Where You Can Find More Information; Incorporation of Information by Reference.”
We have not authorized anyone to give any information or make any representation about their companies that is different from, or in addition to, that contained in this prospectus or in any of the materials that have been incorporated in this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.
We have irrevocably appointed Cogency Global Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 122 E 42nd St., 18th Floor, New York, New York 10168.
It may be difficult to initiate an action with respect to U.S. securities law in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum to hear such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law.
Subject to certain time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:
•
the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

•
the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

•
the judgment is capable of being executed in the state in which it was given.

Even if these conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:
•
the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

•
the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

•
the judgment was obtained by fraud;

•
the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

•
the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

•
the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

•
at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates. In addition, there is no bilateral treaty between Israel and the United States for the enforcement of civil judgments.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 6.
Indemnification of Directors and Officers.

Under the Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association include such a provision. An Israeli company may not exculpate a director from liability arising out of a prohibited dividend or distribution to shareholders.
An Israeli company may indemnify an office holder in respect of the following liabilities and expenses incurred for acts performed as an office holder, either in advance of an event or following an event, provided a provision authorizing such indemnification is contained in its articles of association:
•
a financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the above-mentioned events and amount or criteria;

•
reasonable litigation expenses, including legal fees, incurred by the office holder (1) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability, such as a criminal penalty, was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (2) in connection with a monetary sanction;

•
reasonable litigation expenses, including legal fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf or by a third-party or in connection with criminal proceedings in which the office holder was acquitted or as a result of a conviction for an offense that does not require proof of criminal intent; and

•
expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder, or certain compensation payments made to an injured party imposed on an office holder by an administrative proceeding, pursuant to certain provisions of the Israeli Securities Law.

An Israeli company may insure an office holder against the following liabilities incurred for acts performed as an office holder, if and to the extent provided in the company’s articles of association:
•
a breach of the duty of loyalty to the company, to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•
a breach of the duty of care to the company or to a third-party, including a breach arising out of the negligent conduct of the office holder;

•
a financial liability imposed on the office holder in favor of a third-party;

•
a financial liability imposed on the office holder in favor of a third-party harmed by a breach in an administrative proceeding; and

•
expenses, including reasonable litigation expenses and legal fees, incurred by the office holder as a result of an administrative proceeding instituted against him or her, pursuant to certain provisions of the Israeli Securities Law.

An Israeli company may not indemnify or insure an office holder against any of the following:
•
a breach of the duty of loyalty, except to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•
a breach of the duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

•
an act or omission committed with intent to derive illegal personal benefit; or

•
a fine, monetary sanction or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders must be approved by the compensation committee and the board of directors (and, with respect to directors and the chief executive officer, by shareholders). However, under regulations promulgated under the Companies Law, the insurance of office holders does not require shareholder approval and may be approved by only the compensation committee, if the engagement terms are determined in accordance with the company’s compensation policy and that policy was approved by the shareholders by the same special majority required to approve a compensation policy, provided that the insurance policy is on market terms and the insurance policy is not likely to materially impact the company’s profitability, assets or obligations.
Our amended and restated articles of association allow us to indemnify and insure our office holders for any liability imposed on them as a consequence of an act (including any omission) which was performed by virtue of being an office holder. Our office holders are currently covered by a directors’ and officers’ liability insurance policy.
We have entered into agreements with each of our directors and executive officers exculpating them, to the fullest extent permitted by law, from liability for damages caused as a result of a breach of duty of care, and undertaking to indemnify them to the fullest extent permitted by law. This indemnification is limited to events determined as foreseeable by the board of directors based on our activities, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances.
The maximum indemnification amount set forth in such agreements is limited to an amount equal to the highest of $1.2 billion, 25%, of our total shareholder’s equity as reflected in our most recent consolidated financial statements prior to the date on which the indemnity payment is made and 10% of our total market cap calculated based on the average closing price of our Class A ordinary shares over the 30 trading days prior to the actual payment, multiplied by the total number of our issued and outstanding shares as of the date of the payment (other than indemnification for an offering of securities to the public, including by a shareholder in a secondary offering, in which case the maximum indemnification amount is limited to the gross proceeds raised by us and/or any selling shareholder in such public offering). The maximum amount set forth in such agreements is in addition to any amount paid (if paid) under insurance and/or by a third-party pursuant to an indemnification arrangement.
In the opinion of the SEC, indemnification of directors and office holders for liabilities arising under the Securities Act, however, is against public policy and therefore unenforceable.
There is no pending litigation or proceeding against any of our office holders as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any office holder.
Item 7.
Recent Sales of Unregistered Securities.

During the past three years, we issued securities which were not registered under the Securities Act as set forth below. We believe that each of such issuances was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, Rule 701 and/or Regulation S under the Securities Act.
The following is a summary of transactions during the preceding three fiscal years (and in the current year through March 1, 2022) involving sales of our securities that were not registered under the

Securities Act (we have adjusted the number of shares, options and RSUs to reflect the renaming of each of our outstanding ordinary shares as a Class A Ordinary Share Renaming, our distribution of Class B shares to each holder of our outstanding ordinary shares Distribution and our reverse stock split of each ironSource Class A ordinary share and each ironSource Class B ordinary share, each having occured immediately prior to the closing of the Business Combination on a retroactive basis:
•
We have granted our directors, officers, employees and consultants options to purchase an aggregate of 30,373,269 Class A ordinary shares and 30,373,269 Class B ordinary shares, at a weighted average exercise price of $0.94 per share and have issued 18,830,192 Class A ordinary shares and 17,169,779 Class B ordinary shares pursuant to the exercise of those options, under our 2013 Share Incentive Plan.

•
We have granted our directors, officers, employees and consultants options to purchase an aggregate of 22,344,040 Class A ordinary shares and 19,939,263 Class B ordinary shares, at a weighted average exercise price of $3.21 per share and have issued 18,105 Class A ordinary shares and 18,105 Class B ordinary shares pursuant to the exercise of those options, under our 2021 Share Incentive Plan.

•
We have granted our employees, directors and officers RSUs that may be settled for an aggregate of 6,888,490 shares, and have issued 2,462,855 Class A ordinary shares and 2,182,075 Class B ordinary shares pursuant to the settlement of those RSUs, under our 2013 Share Incentive Plan.

•
We have granted our directors RSUs that may be settled for an aggregate of 127,900 shares, consisting of 88,950 Class A ordinary shares and 38,950 Class B ordinary shares and have not issued any shares pursuant to the settlement of those RSUs, under our 2021 Share Incentive Plan.

•
We have issued, pursuant to our acquisition of Luna Labs Limited in February 2021, 4,751,699 Class A ordinary shares and 4,751,699 Class B ordinary shares, some of which are subject to holdback and/or escrow arrangements.

•
In connection with various additional acquisitions that we made, we have issued 1,953,824 Class A ordinary shares, (including shares subject to holdback and/or escrow arrangements).

No underwriter or underwriting discount or commission was involved in any of the transactions set forth in Item 7.
Item 8.
Exhibits and Financial Statement Schedules.

(a)
The Exhibit Index is hereby incorporated herein by reference.

(b)
Financial Statement Schedules.

All schedules have been omitted because they are not required, are not applicable or the information is otherwise set forth in the Consolidated Financial Statements and related notes thereto.
Item 9.
Undertakings.

(a) The undersigned Registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
If the Registrant is relying on Rule 430B:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
The undersigned Registrant hereby undertakes:
(1)
That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX
		Incorporation by Reference
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date	Filed / Furnished Herewith
3.1	Amended and Restated Articles of Association of ironSource	F-1	333-258223	3.1	July 28, 2021
4.1†	Second Amended and Restated Shareholders Rights Agreement, dated as of March 20, 2021, by and among ironSource, certain shareholders of ironSource and the founders of ironSource Ltd.	F-4	333-254790	4.2	March 26, 2021
4.2	Registration Rights Agreement, dated January 14, 2021, between TBA and certain of its directors and the Sponsor.	F-4	333-254790	4.3	March 26, 2021
4.3	Specimen Class A Ordinary Share Certificate of ironSource Ltd.	F-4	333-254790	4.4	May 4, 2021
5.1	Opinion of Meitar | Law Offices as to the validity of the ironSource Class A ordinary shares that may be resold.	F-1	333-258223	5.1	July 28, 2021
10.1	Sponsor Support Agreement, dated as of March 20, 2021, by the Sponsor and certain directors of TBA in favor of ironSource and TBA.	F-4	333-254790	10.3	March 26, 2021
10.2	Form of Investment Agreement, by and between ironSource and the subscribers party thereto.	F-4	333-254790	10.4	May 4, 2021
10.3††	ironSource Ltd. 2013 Share Incentive Plan as amended March 19, 2021.	F-4	333-254790	10.5	March 26, 2021
10.4††	ironSource Ltd. 2021 Share Incentive Plan as amended March 19, 2021.	F-4	333-254790	10.6	March 26, 2021
10.5††	ironSource Ltd. Employee Share Purchase Plan	F-1	333-258223	10.7	September 29, 2021
10.6††	ironSource Ltd. Compensation Policy	F-4	333-254790	10.8	May 4, 2021
10.7††	Form of Director and Officer Indemnification Agreement.	6-K	001-40539	99.2	June 29, 2021

		Incorporation by Reference
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date	Filed / Furnished Herewith
10.8	Credit Agreement, dated as of June 29, 2021, by and among ironSource, certain of its subsidiaries, Silicon Valley Bank and other lenders and L/C issuers party thereto.	6-K	001-40539	99.1	June 29, 2021
10.9†§	Agreement and Plan of Merger by and among ironSource Sonic, Tapjoy, Inc. and other parties thereto, dated as of October 14, 2021†	20-F	001-40539	4.11	March 30, 2022
21.1	List of subsidiaries of ironSource Ltd.	20-F	001-40539	8.1	March 30, 2022
23.1	Consent of Kesselman & Kesselman, Certified Public Accountants (Isr.) a member firm of PricewaterhouseCoopers International Limited, independent registered public accounting firm.					*
23.3	Consent of Meitar | Law Offices. (included in Exhibit 5.1).	F-1	333-258223	23.3	July 28, 2021
24.1	Power of Attorney.	F-1	333-258223	24.1	July 28, 2021

*
Filed herewith

†
Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

††
Indicates a management contract or compensatory plan.

§
Certain confidential information contained in this exhibit, marked by [***], has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel on this 30th day of March, 2022.
IRONSOURCE LTD.
By:
/s/ Tomer Bar-Zeev

Name:
Tomer Bar-Zeev

Title:
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Name	Title	Date
/s/ Tomer Bar-Zeev Tomer Bar-Zeev	Co-Founder, Chief Executive Officer and Director (Principal Executive Officer)	March 30, 2022
/s/ Assaf Ben Ami Assaf Ben Ami	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 30, 2022
* Orlando Bravo	Director	March 30, 2022
* Shlomo Dovrat	Director	March 30, 2022
* Arnon Harish	Director	March 30, 2022
* David Kostman	Director	March 30, 2022
* Shuki Nir	Director	March 30, 2022
* Eyal Milrad	Director	March 30, 2022
* Tal Payne	Director	March 30, 2022
* Daniel Pindur	Director	March 30, 2022
* Marni Walden	Director	March 30, 2022
*By: /s/ Tomer Bar-Zeev Name: Tomer Bar-Zeev Title: Attorney-in-Fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of ironSource Ltd. has signed this registration statement in the City of New York, State of New York, on the 30th day of March, 2022.
COGENCY GLOBAL INC.
By:
/s/ Colleen De Vries

Name:
Colleen De Vries

Title:
Sr. Vice President on behalf of Cogency Global Inc.